SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                         FORM 8-K


                       CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934


Date of Report(Date of earliest event reported) December 31, 1996

                        NET LNNX, INC.
        (Exact name of registrant as specified in its charter)



        Pennsylvania             333-5862          23-1726390
(State or other jurisdiction    (Commission       (IRS Employer
      of incorporation          File Number)  Identification No.)


   324 Datura Street, Suite 150, West Palm Beach, Florida 33410
       (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:(561)832-8832


(Former name or former address, if changed since last report.)

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ITEM 1.  CHANGE IN CONTROL OF THE REGISTRANT

     On December 31, 1996, the Company entered into a Stock
Purchase Agreement with R H Financial Services, Inc., of 408 Gulf Road, North Palm Beach, Florida 33408, to sell 500,000 shares of newly issued common stock of the Company, or approximately 25.6% of the issued and outstanding common stock of the Company. Simultaneously, R H Financial Services, Inc. executed a Voting Trust Agreement with Robert C. Hackney, giving R H Financial Services, Inc. the right to vote an additional 314,000 shares of the Company's common stock for a period of two years. R H Financial Services, Inc. controls the voting rights to approximately 41.7% of the issued and outstanding common stock of the Company.

     R H Financial Services, Inc. has agreed to pay consideration totalling $300,000, payable $25,000 at closing on December 31, 1996, $25,000 on January 14, 1997, $50,000 on January 31, 1997, and $50,000 on each of March 31,
June 30, September 30 and December 31, 1997. The source of the funds was from the Company's equity capital.

     On January 4, 1997, Ronald W. Hayes, Jr., President of R H Financial Services, Inc. was also appointed President of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     Attached hereto is a copy of the Stock Purchase Agreement between the Company and R H Financial Services, Inc. along with a copy of the Voting Trust Agreement referred to in Item 1.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      NET LNNX, INC.


                                      /s/ Ronald W. Hayes, Jr.
                                      Ronald W. Hayes,Jr., President

Date:  January 9, 1997